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                                                                    Exhibit 23.1




                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in (i) the Registration Statements on Form S-3 (Nos. 333-59894 and 333-36718) and (ii) the Registration Statements on Form S-8 (Nos. 33-62825, 33-62827, 33- 62829, 33-62831, 33-62833,
33-62835, 33-62837, 33-62839, 33-62841, 33-62943, 33-63247, 33-63249, 33-63253,
333-03275, 333-03277, 333-19241, 333-77615 and 333-59854) of Burlington Northern
Santa Fe Corporation of our report dated February 6, 2002 relating to the consolidated financial statements and the financial statement schedule, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Fort Worth, Texas
February 6, 2002